UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CARDICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3287832
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

900 Saginaw Drive
Redwood City, California 94063
(650) 364-9975
(Address of principal executive offices)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒
Securities Act registration statement file number to which the form relates: 333-129497
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 par value per share

(Title of class)

Item 1.     Description of Registrant’s Securities to be Registered.
     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” commencing at page 90 of the Prospectus included in the Registrant’s Form S-1 Registration Statement, No. 333-129497, as amended, initially filed with the Securities and Exchange Commission on November 4, 2005 (the “Registration Statement”), and is incorporated herein by reference.
Item 2.     Exhibits.

Exhibit
Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant as currently in effect.#

3.2	Amended and Restated Certificate of Incorporation of the Registrant to be effective upon closing of the offering.#

3.3	Bylaws of the Registrant as currently in effect.#

3.4	Bylaws of the Registrant to be effective upon closing of the offering.#

3.5	Specimen Common Stock certificate of the Registrant.#

4.1	Warrant dated March 17, 2000 exercisable for 36,810 shares of common stock (pre-split).#

4.2	Warrant dated July 5, 2001 exercisable for 31,251 shares of common stock (pre-split).#

4.3	Warrant dated July 5, 2001 exercisable for 124,999 shares of common stock (pre-split).#

4.4	Warrant dated June 13, 2002 exercisable for 96,439 shares of common stock (pre-split).#

4.5	Warrant dated October 31, 2002 exercisable for 180,052 shares of common stock (pre-split).#

10.3	Amended and Restated Investor Rights Agreement, dated August 19, 2003, by and among the Registrant and certain stockholders.#

#	Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Cardica, Inc. (Registrant)
Date: February 1, 2006	By:	/s/ Bernard A. Hausen
Bernard A. Hausen, M.D., Ph.D.
President and Chief Executive Officer